UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐     Preliminary Proxy Statement
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          Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☑     Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12
VERTRUE INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     THE FOLLOWING PRESS RELEASE HAS BEEN ISSUED IN CONNECTION WITH THE PROPOSED MERGER:
Vertrue Inc. Adjourns Special Meeting of Stockholders

Meeting to Reconvene on July 31, 2007
          NORWALK, Conn. — July 12, 2007 — Vertrue Incorporated (NASDAQ: VTRU) (“Vertrue”) announced that, at a special meeting of stockholders held today, Vertrue’s stockholders voted to adjourn the meeting regarding the proposed acquisition of Vertrue by an investor group consisting of One Equity Partners, Oak Investment Partners, Rho Ventures and certain members of Vertrue’s management. The special meeting of stockholders is scheduled to reconvene on Tuesday, July 31, 2007, at 9:30 a.m., Eastern Time, at the Stamford Marriott Hotel & Spa, 243 Tresser Boulevard, Stamford, Connecticut.
          The meeting was adjourned to permit the solicitation of additional votes. The record date for stockholders entitled to vote at the reconvened meeting remains June 7, 2007.
          As announced on March 22, 2007, Vertrue entered into a merger agreement with Velo Holdings Inc. and Velo Acquisition Inc. Under the terms of the agreement, Vertrue’s stockholders will receive $48.50 in cash for each share of Vertrue common stock, subject to closing of the transaction. A special committee of independent directors and the full board of directors of Vertrue have approved the merger agreement and have recommended to Vertrue’s stockholders that they adopt the agreement.
          Stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact Vertrue’s proxy solicitor, Georgeson Inc., in writing at Georgeson Inc., 17 State Street, 10th Floor, New York, NY 10004, or by telephone at (212) 440-9800 (for banks and brokers) and (866) 577-4994 (for all others).
ABOUT VERTRUE
          Vertrue is a publicly held company whose shares are listed on the NASDAQ under the ticker symbol VTRU. Vertrue is a premier Internet direct marketing services company. Vertrue operates a diverse group of marketing businesses that share a unified mission: to provide every consumer with access to direct-to-consumer savings across its five vertical markets of healthcare, personal property, security/insurance, discounts and personals, which are all offered online through a set of diverse Internet marketing channels. Our principal executive offices are located at 20 Glover Avenue, Norwalk, Connecticut 06850, and our telephone number is (203) 324-7635.
FORWARD-LOOKING STATEMENTS
          Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vertrue to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs of financing commitments, general competitive factors and regulatory developments. More detailed information about these risks, uncertainties and other factors is set forth in Vertrue’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 of Vertrue and in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. Risks and uncertainties relating to the proposed Merger (as defined below) include the ability of the parties to the Agreement and Plan of Merger, dated as of March 22, 2007 (the “Merger Agreement”), by and among Vertrue, Velo Holdings Inc. and Velo Acquisition Inc. to satisfy the conditions to closing specified in the Merger Agreement. Vertrue is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements.
IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER
          In connection with the proposed merger of Velo Acquisition Inc. with and into Vertrue (the “Merger”) pursuant to the Merger Agreement, Vertrue has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on June 12, 2007. BEFORE MAKING ANY VOTING DECISION, VERTRUE’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO. Copies of such proxy statement have been mailed to record holders of the shares of Vertrue’s common stock. Vertrue’s stockholders may obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed by Vertrue with the SEC from the SEC’s website at http://www.sec.gov. Vertrue’s stockholders may also obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Vertrue Incorporated, Attn. Legal Department, 20 Glover Avenue, Norwalk, CT 06850, telephone: (203) 324-7635, or from Vertrue’s website, http://www.vertrue.com.
          Vertrue and its directors, officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Vertrue’s stockholders with respect to the proposed Merger. Information concerning the interests of Vertrue’s directors and executive officers and their ownership of shares of Vertrue’s common stock is set forth in the definitive proxy statement for the special meeting of Vertrue’s stockholders, which was filed with the SEC on June 12, 2007. Stockholders may obtain additional information regarding the interests of Vertrue and its directors and executive officers in the Merger, which may be different than those of Vertrue’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the Merger, previously filed with the SEC.
          CONTACT: Vertrue Incorporated
          Gary A. Johnson, (203) 324-7635